Exhibit 4.6

Execution Version

AVALANCHE BIOTECHNOLOGIES, INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is entered into as of April 16, 2014 by and among Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”), the holders of Common Stock of the Company, par value $0.0001 per share, (the “Common Stock”) listed on Schedule A attached hereto (each a “Key Holder” and, together, the “Key Holders”) and the holders of Preferred Stock of the Company, par value $0.0001 per share (the “Preferred Stock”) and/or Common Stock listed on Schedule B attached hereto (the “Investors”).

WHEREAS, the Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”), pursuant to which those Investors are purchasing shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and it is a condition to the closing of the sale of the Series B Preferred Stock to the Investors that the Investors, the Key Holders and the Company execute and deliver this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Transfers by Key Holders.

1.1 Definitions. For purposes of this Agreement:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time; provided, however, that “Affiliate” with respect to those Investors that are advisory clients of Fidelity or T. Rowe Price shall include other funds and accounts managed by Fidelity or T. Rowe Price, respectively.

(b) “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banks are not required to be open or are authorized to close in New York, New York.

(c) “Conversion Shares” shall mean that number of shares of Common Stock of the Company issued or issuable upon conversion of the capital stock held by an Investor, or received in connection with any stock dividend, stock split or other reclassification thereof or other rights to acquire shares of capital stock of the Company held by such Investor, including for purposes of clarity, upon conversion of any shares of Preferred Stock.

(d) “Fidelity” shall mean Fidelity Management & Research Company and any successor or Affiliate investment advisor to the Fidelity Investors.

(e) “Fidelity Investors” shall mean the Investors that are advisory clients of Fidelity with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the Fidelity Investors marked with an asterisk on Schedule B attached hereto.

(f) “Key Holder Stock” shall mean shares of the Company’s Common Stock now owned or subsequently acquired by the Key Holders by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Key Holder’s name or beneficially or legally owned by such Key Holder, including any interest of a spouse in any of the Key Holder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Key Holder Stock owned by the Key Holders as of the date hereof are set forth on Schedule A, which schedule may be amended from time to time by the Company to reflect changes in the number of shares owned by the Key Holders, but the failure to so amend shall have no effect on such Key Holder Stock being subject to this Agreement.

(g) “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Key Holder Stock.

(h) “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or Affiliate investment advisor to the T. Rowe Price Investors.

(i) “T. Rowe Price Investors” shall mean the Investors that are advisory clients of T. Rowe Price with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the T. Rowe Price Investors marked with an asterisk on Schedule B attached hereto.

1.2 Notice of Transfers; Company and Investor Right of First Refusal.

(a) Transfer Notice. Should a Key Holder (or a Permitted Transferee, as defined below) propose to Transfer (a “Purchase Offer”) any shares of the Key Holder Stock (the “Shares”) (other than as set forth in Section 1.6 of this Agreement), such Key Holder shall promptly deliver a notice (the “Notice”) to the Company and each Investor stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Company and the Investors shall have the option to purchase all or a portion of such Shares, pursuant to the terms and conditions set forth below (with respect to the Company or the Investors, as applicable, the “Right of First Refusal”). In the event that the Transfer is being made pursuant to the provisions of Section 1.6, the Notice shall state under which specific clause of Section 1.6 the Transfer is being made.

(b) Company’s Right of First Refusal. The Company shall have an option, for thirty (30) Business Days after receiving the Notice (the “Option Period”) to give written notice to the selling Key Holder of its election to purchase some or all of the Shares at the same price and subject to the same material terms and conditions as described in the Notice. The Company may exercise such purchase option and purchase all or any portion of the Shares by notifying the selling Key Holder in writing before expiration of such thirty (30) Business Day period as to the number of such shares that it wishes to purchase. If the Company gives the selling Key Holder notice that it desires to purchase such shares, then payment for the Shares shall be made by check or wire transfer against delivery of the Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than forty-five (45) Business Days after delivery to the Company of the Notice, unless the Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the consideration to be paid for the Shares has not yet been established. If the Company fails to purchase any or all of the Shares by exercising the option granted in this Section 1.2(b) within the period provided, the remaining Shares shall be subject to the options granted to the Investors pursuant to Section 1.2(c).

(c) Investors’ Right of First Refusal.

(i) The Company agrees that in the event that the Company declines to exercise in full the Company’s Right of First Refusal set forth in Section 1.2(b) above, the Company will provide each Investor with notice of such determination at least ten (10) Business Days prior to the end of the Option Period (the “Investor Notice”) which shall set forth the number of shares of Key Holder Stock not purchased by the Company pursuant to Section 1.2(b) above and which shall include the terms of the Notice set forth in Section 1.2(a). Each Investor shall then have the right to submit to the Company and to such Key Holder, within five (5) Business Days of receipt of such Investor Notice, notice of its irrevocable commitment to purchase, within thirty (30) Business Days after its receipt of the Investor Notice (the “Exercise Period”), all or any portion of its pro rata share of the Shares not purchased by the Company, calculated pursuant to Section 1.2(c)(ii) below and, if such Investor so chooses, an indication of how many additional shares such Investor is committing to purchase of the Shares available for purchase (the “Maximum Shares”). If any Investor does not exercise in full its Right of First Refusal, the Shares that would otherwise be allocated to such non-fully exercising Investor shall be allocated among the fully exercising Investors wishing to purchase the remaining Shares (the “Over-Allotment”) on a pro-rata basis (calculated in the same manner as above; provided however, that the denominator for purposes of such calculation shall be the total number of Conversion Shares held by all Investors participating in such Over-Allotment) up to the Maximum Shares specified by each such applicable Investor, provided that the Right of First Refusal must be exercised, if at all, prior to the expiration of such Exercise Period.

(ii) Each Investor’s pro rata share for purposes of the Investors’ Right of First Refusal shall be equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Investor Notice by (ii) a fraction, the numerator of which is the total number of Conversion Shares held by the applicable Investor at the time of the Notice, and the denominator of which is the total number of Conversion Shares held by all Investors at the time of the Notice.

(iii) Each fully-participating Investor shall be entitled to apportion Shares to be purchased under this Section 1.2 among its partners, limited partners and Affiliates (including in the case of a venture capital fund other venture capital funds affiliated, or under common investment management, with such fund), provided that such fully-participating Investor notifies the selling Key Holder of such allocation.

1.3 Co-Sale Right. To the extent that the Right of First Refusal is not exercised in full by the Company or the Investors within the Option Period, each Investor shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Company and such Key Holder within five (5) Business Days after the expiration of the Option Period pursuant to Section 1.2(c)(i) above to participate in such Key Holder’s Transfer of Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent an Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Key Holder may Transfer pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Investor shall be subject to the following terms and conditions:

(a) Calculation of Shares. Each Investor may Transfer all or any part of its Conversion Shares equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer and not purchased by the Company or the Investors pursuant to Section 1.2 above by (ii) a fraction, the numerator of which is the number of Conversion Shares owned by such Investor at the time of the Notice and the denominator of which is the sum of (A) the total number of Conversion Shares owned by all Investors at the time of the Notice plus (B) the total number of Shares owned by such Key Holder at the time of the Notice (excluding shares purchased by the Company and/or Investors pursuant to Section 1.2 above).

(b) Delivery of Certificates. Each Investor may effect its participation in the Transfer by delivering to such Key Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Conversion Shares which such Investor elects to sell.

1.4 Transfer. The stock certificate or certificates which the Investor delivers to the Key Holder pursuant to Section 1.3 shall be delivered by such Key Holder to the prospective purchaser or transferee in consummation of the Transfer pursuant to the terms and conditions specified in the Notice, and such Key Holder shall promptly thereafter remit to such Investor that portion of the Transfer proceeds to which such Investor is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or transferee prohibits such assignment or otherwise refuses to purchase Conversion Shares from an Investor exercising its Co-Sale Right hereunder, such Key Holder shall not Transfer to such prospective purchaser or transferee any Shares unless and until, simultaneously with such Transfer, such Key Holder shall purchase such Conversion Shares from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the Transfer to the purchaser or transferee by the Key Holder).

1.5 No Adverse Effect. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Shares made by a Key Holder shall not adversely affect their rights to participate in subsequent sales of Shares by a Key Holder.

1.6 Permitted Transactions. The provisions of Sections 1.2(c), 1.3 and 1.4 of this Agreement shall not pertain or apply to:

(a) Any transfer to any spouse or member of the Key Holder’s immediate family, to a trust for their benefit and/or the benefit of the Key Holder, or to other transfers for estate planning purposes, or an Affiliate, so long as the transferees are subject to the provisions of this Agreement;

(b) Any repurchase of Key Holder Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Key Holder Stock and approved by a majority of the Board of Directors;

(c) Any public offering of such shares pursuant to a registration statement;

(d) Any transfer without consideration to a Key Holder’s ancestors, descendants or spouse or to a trust for their benefit or the benefit of the Key Holder;

(e) Any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code; or

(f) The sale to a third party by the Key Holder of up to five percent (5%) in the aggregate of the Company’s securities held by such Key Holder as of the date that such Key Holder first became a party to this Agreement;

provided, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a), (d), (e) or (f), that (i) the Key Holder shall inform the Investors of such transfer prior to effecting it and (ii) the pledgee, transferee or donee (each a “Permitted Transferee”) shall prior to the completion of the Transfer execute a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Key Holder. Except with respect to the Key Holder Stock transferred under clause (c) above (which Key Holder Stock shall no longer be subject to the first refusal rights of the Company and the first refusal and co-sale rights of the Investors), such transferred Key Holder Stock shall remain Key Holder Stock hereunder, and such pledgee, transferee or donee shall be treated as a “Key Holder” for purposes of this Agreement.

1.7 Assignment of Rights. The rights of the Investors set forth in this Agreement may be assigned (but only with all related obligations) only to a transferee or assignee who acquires at least 132,000 Conversion Shares (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions) provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned and (b) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, any Investor may transfer its rights set forth in this Agreement to any partner, retired partner, member, former member or Affiliate of such Investor without regard to the minimum number of Conversion Shares transferred or assigned.

1.8 Lapse and Reinstatement of Rights. The selling Key Holder shall have thirty (30) Business Days following the expiration of all required notice periods to sell or enter into an agreement (pursuant to which the sale of Shares covered by the Notice shall be closed, if at all, within fifteen (15) Business Days from the date of said agreement) to sell the Shares with respect to which the Rights of First Refusal and Co-Sale Rights were not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Key Holder’s Notice. In the event the Key Holder has not sold the Shares or entered into an agreement to sell the Shares within said thirty- (30-) Business Day period (or sold and issued Shares in accordance with the foregoing within fifteen (15) Business Days from the date of said agreement), the Key Holder shall not thereafter issue or sell any Shares without first complying anew with the provisions of Section 1 hereof.

2.	Prohibited Transfers of Shares.

2.1 Call Option. In the event of a prohibited Transfer in violation of Section 1.2 hereof (a “Prohibited Transaction”), the Investors shall have the option to purchase from the pledgee, purchaser or transferee of the Shares transferred in violation of Section 1.2, the number of Shares that the Investors would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 1.2 hereof, on the following terms and conditions:

(a) the price per share at which the Shares are to be purchased by the Investor shall be equal to the price per Share paid to such Key Holder by the third party purchaser or purchasers of such Key Holder Stock that is subject to the Prohibited Transaction; and

(b) the Key Holder effecting such Prohibited Transaction shall reimburse the Investor for any expenses, including legal fees and expenses, incurred in effecting such purchase.

2.2 Put Option.

(a) In the event of a prohibited Transfer in violation of Section 1.3 of this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Key Holder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Key Holder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser or transferee under Section 1.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(c) The price per share at which the shares are to be sold to the Key Holder shall be equal to the price per share paid by the purchaser or transferee to such Key Holder in such Prohibited Transfer. The Key Holder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor’s rights under Section 1.3.

(d) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Key Holder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(e) Such Key Holder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 2.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.2(c), in cash or by other means acceptable to the Investor.

2.3 No Transfers to Bad Actors. Each Key Holder agrees not to make any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except for Bad Actor Disqualifications covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer or disposition, in writing in reasonable detail to the Company.

3.	Transfer Restrictions.

3.1 Prohibited Transfers. Except as otherwise provided in this Agreement, each Key Holder will not Transfer all of, any part of or any interest in such Key Holder’s Key Holder Stock. Any attempt by a Key Holder to Transfer Key Holder Stock in violation of Section 1 of this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

3.2 Legended Certificates. Each certificate representing shares of the Key Holder Stock now or hereafter owned by the Key Holder or issued to any Permitted Transferee pursuant to Section 1.6 shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

4.	Termination.

4.1 Termination Events. This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) the consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction); or (b) the consummation of a Liquidation Event, as that term is defined in the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time).

4.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 4.1, any holder of a stock certificate legended pursuant to Section 3.2 may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

5.	Miscellaneous.

5.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights of obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to its choice of laws principles. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

5.3 Venue. Any suit or proceeding relating to, arising out of or arising under this Agreement shall be brought in the federal or state courts located in Santa Clara County, California, United States, which courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such courts.

5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (a) the Company, (b) the holders of at least a majority of the Company’s Series A Preferred Stock, par value $0.0001 per share, (c) the holders of a majority of the Series B Preferred Stock and (d) the holders of at least a majority of the shares of Common Stock then held by the Key Holders then providing services to the Company as an officer, employee or consultant; provided, however, no consent or approval of any Investor or Key Holder shall be required to add persons as parties to this Agreement as Investors or Key Holders and to revise Schedule A or Schedule B, as applicable, to include such parties; provided, that any such Investors have purchased Preferred Stock pursuant to the Purchase Agreement as may be amended from time to time, and any such Investors or Key Holders have signed a counterpart signature page hereto. Any amendment or waiver effected in accordance with this Section 5.6 shall be binding upon the Company, the Investors and any holder of Key Holder Stock, and each of their respective successors and assigns. Notwithstanding the foregoing, (i) any amendment, modification or waiver that adversely affects the rights of an Investor in a manner that is materially different than the effect on the rights of the other Investors shall also require the written consent of such adversely affected Investor and (ii) in the event that the rights of first refusal and/or co-sale of the Investors on the Key Holder Stock have been waived in a particular transaction and an Investor or Investors (each, a “Participating Investor”) is subsequently given the right to purchase the Key Holder Stock in connection with such transfer or to sell a portion of Conversion Shares in lieu of the Key Holder Stock in such transfer (the “Investor Equity Securities”), then each Investor that is not a Participating Investor (the “Non-Participating Investors”), shall be given rights of first refusal or co-sale rights, as applicable, in connection with such transfer to purchase or sell, as applicable, such Non-Participating Investor’s pro rata share of the Investor Equity Securities and the number of shares of Investor Equity Securities to be purchased or sold, as applicable, by the Participating Investor shall be reduced to the extent the Non-Participating Investors wish to exercise such rights of first refusal or co-sale, as applicable.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to:

Avalanche Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94107

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Alan C. Mendelson, Esq.

All communications to Investors and the Key Holders shall be sent to each Investor’s or Key Holder’s address as set forth beneath its signature or its name on Schedule A or Schedule B hereto, or at such other address as the relevant recipient may designate pursuant to the provisions of this Section 5.7.

5.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

5.9 Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits attached hereto and thereto, if any) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and hereby supersede all other agreements of the parties to the extent such agreements relate to the subject matter hereof.

5.10 Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

5.11 Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page.

5.12 Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Key Holder is entitled by reason of such Key Holder’s ownership of Key Holder Stock shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

5.13 Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Company held or acquired by Affiliates shall be aggregated (on an as converted basis) for the purpose of determining the availability of any rights under this Agreement.

5.14 Conflict with Other Rights of First Refusal. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, including without limitation any stock purchase agreement or stock restriction agreement or the Company’s bylaws, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with the right of first refusal set forth in this Agreement.

5.15 Construction.

(a) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(b) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

(Signature pages follow)

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Tom Chalberg
Name:	Thomas W. Chalberg, Jr.
Title:	President and Chief Executive Officer

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTORS:

VENROCK ASSOCIATES VI, L.P.
By:	Venrock Management VI, LLC
Its:	General Partner

VENROCK PARTNERS VI, L.P.
By:	Venrock Partners Management VI, LLC
Its:	General Partner

By:	/s/ David Stepp
Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P.
By:	VHCP Management, LLC
Its:	General Partner

VHCP CO-INVESTMENT HOLDINGS, LLC
By:	VHCP Management, LLC
Its:	Manager

By:	/s/ David Stepp
Authorized Signatory

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

ZYGTECH, LLC, A NEW JERSEY LIMITED LIABILITY COMPANY

By:	/s/ Zygmunt Wilf
Name:	Zygmunt Wilf

Title:	Member

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

RICHARD AND MARCIA SCHULMAN LIVING TRUST DATED 10/2/99

By:	/s/ Richard Schulman

Name:	Richard Schulman

Title:	Co-Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

ROBERTA S. HOLLAND REVOCABLE TRUST-1996, DATED 10/28/96 AS AMENDED

By:	/s/ Roberta S. Holland

Name:	Roberta S. Holland Revocable Trust - 1996

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

PENSCO TRUST COMPANY CUSTODIAN (JOSEPH OLIVEIRA), IRA 080000004747

By:	/s/ Joseph Oliveira

Name:	Joseph Oliveira

Title:

PENSCO TRUST COMPANY FBO

Joseph Oliveira
Authorized Signer

By:	/s/ Rachel Wheeler

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa

Name:	Joseph J. LaRosa

Title:	SVP, General Counsel & Secretary

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

COWEN AV INVESTMENT LLC

By:	Cowen Structured Holdings Inc., it’s managing member

By:	/s/ Stephen Lasota

	Name:	Stephen Lasota

	Title:	Chief Financial Officer
Cowen Group, Inc.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTORS:

REDMILE CAPITAL FUND, LP

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the General Partner and the Investment Manager

REDMILE CAPITAL OFFSHORE FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE CAPITAL OFFSHORE FUND II, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

INVESTOR:

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	Sabby Management, LLC, its Investment Manager

	By:	/s/ Robert Grundstein
Robert Grundstein, COO and General Counsel

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

ADAGE CAPITAL PARTNERS, LP
BY:	Adage Capital Partners, GP, LLC, it’s General Partner
BY:	Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Phillip T. Gross

Name:	Phillip T. Gross

Title:	Managing Director

Adage Capital Partners, GP, LLC (“ACPGP”), serves as the general partner of Adage Capital Partners, LP, a Delaware limited partnership (the “Fund”) and as such has discretion over the portfolio of securities beneficially owned by the Fund. Adage Capital Advisors, LLC, a Delaware limited liability company (“ACA”), is managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Robert Atchinson and Phillip Gross disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTORS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS – TD HEALTH SCIENCES FUND
VALIC COMPANY I – HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
JOHN HANCOCK VARIABLE INSURANCE TRUST – HEALTH SCIENCES TRUST
JOHN HANCOCK FUNDS II – HEALTH SCIENCES FUND

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Taymour Tamaddon

Name:	Taymour Tamaddon

Title:	Vice President

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By:	Deerfield Mgmt III, L.P.
General Partner
	By:	J.E. Flynn Capital III, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Jeffrey Annecchino

Name:	Jeffrey Annecchino
Authorized Signatory

Title:	COO

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

WACHTER FAMILY TRUST

By:	/s/ Paul Wachter

Name:	Paul Wachter

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Alexandre Cohen
ALEXANDRE COHEN

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

GREGORY D SNODGRASS & KATHLEEN M SNODGRASS TTEES OF THE GREGORY AND KATHLEEN SNODGRASS LIVING TRUST DTD 12/13/00

By:	/s/ Gregory D. Snodgrass

Name:	Gregory D. Snodgrass

Title:	Trustee

By:	/s/ Kathleen M. Snodgrass

Name:	Kathleen M. Snodgrass

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Stonington Cox
STONINGTON COX

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

CONSTANCE C COX TRUST DATED JUNE 28, 2000 AS AMENDED

By:	/s/ Constance C. Cox

Name:	Constance C. Cox, Trust dated June 28, 2000 as amended

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

P. ANTHONY PRICE REVOCABLE TRUST, MAY 6, 2002

By:	/s/ P.A. Price

Name:	P. Anthony Price

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

KRISTEN AND JIM WELLS FAMILY TRUST

By:	/s/ Kristen Wells

Name:	Kristen Wells

Title:	Trustee

By:	/s/ Jim Wells

Name:	Jim Wells

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Johannes Hull
JOHANNES HULL

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Michael C. Clark
MICHAEL CLARK

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Herman L. Alcalde
HERMAN ALCALDE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ John McLaughlin
JOHN MCLAUGHLIN

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

RIVERBEND RANCH PENSION TRUST

By:	/s/ Donald Ozenbaugh

Name:	Donald Ozenbaugh

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Member of Management Committee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE CHAGARIS STRATIGOS FAM REV TST

By:	/s/ Gregory P. Chagaris

Name:	Gregory P. Chagaris

Title:	Trustee

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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INVESTOR:

/s/ Jordan Dubnow
JORDAN DUBNOW

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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KEY HOLDER:

/s/ Tom Chalberg
THOMAS W. CHALBERG, JR.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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KEY HOLDER:

/s/ Mark S. Blumenkranz
MARK S. BLUMENKRANZ

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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KEY HOLDER:

/s/ Steven D. Schwartz
STEVEN D. SCHWARTZ

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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KEY HOLDER:

/s/ Mitchell H. Finer
MITCHELL H. FINER

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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Schedule A

KEY HOLDERS

Name	Number of Shares of Common Stock
Thomas W. Chalberg, Jr. 2749 Carolina Avenue Redwood City, CA 94061	1,200,000	*

Mark S. Blumenkranz 20 Larguita Lane Portola Valley, CA 94028	700,000

Steven D. Schwartz 10801 W. Sunset Blvd. Los Angeles, CA 90077	500,000

Mitchell Finer 150 Whitman Street Stow, MA 01775	700,000

Total	3,100,000

*	Mr. Chalberg’s share count includes those shares that are expected to be repurchased immediately following the closing of the Series B round of financing.

Schedule B

SCHEDULE OF INVESTORS

NAME AND ADDRESS	NUMBER OF SHARES OF SERIES A PREFERRED STOCK		NUMBER OF SHARES OF SERIES B PREFERRED STOCK
ZYGTECH, LLC, A NEW JERSEY LIMITED LIABILITY COMPANY 820 Morris Turnpike, Suite 301 Short Hills, NJ 07078 Attn: Zygmunt Wilf	2,799,269	*	295,115

RICHARD AND MARCIA SCHULMAN LIVING TRUST DATED 10/2/99 150 S. Cliffwood Avenue Los Angeles, CA 90049	36,398		5,312

ROBERTA S. HOLLAND REVOCABLE TRUST-1996, DATED 10/28/96 AS AMENDED 10800 Wilshire Blvd. #1404 Los Angeles, CA 90024	36,398		5,312

PENSCO TRUST COMPANY CUSTODIAN (JOSEPH OLIVEIRA), IRA 080000004747 409 Albasio Ct. Angels Camp, CA 95222-9756			13,280

REGENERON PHARMACEUTICALS, INC. 777 Old Saw Mill River Road Tarrytown, NY 10591 Attention: President Copy: General Counsel	689,655	531,208

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P. 3340 Hillview Avenue Palo Alto, CA 94304 Attn: David Stepp		830,805

VENROCK ASSOCIATES VI, L.P. 3340 Hillview Avenue Palo Alto, CA 94304 Attn: David Stepp		911,193

VENROCK PARTNERS VI, L.P. 3340 Hillview Avenue Palo Alto, CA 94304 Attn: David Stepp		71,543

VHCP CO-INVESTMENT HOLDINGS, LLC 3340 Hillview Avenue Palo Alto, CA 94304 Attn: David Stepp		151,930

COWEN AV INVESTMENT LLC 599 Lexington Ave New York, NY 10022		265,604

REDMILE CAPITAL FUND, LP c/o Redmile Group, LLC One Letterman Drive, Bldg. D, Suite D3-700 San Francisco, CA 94129	121,910

REDMILE CAPITAL OFFSHORE FUND, LTD. c/o Redmile Group, LLC One Letterman Drive, Bldg. D, Suite D3-700 San Francisco, CA 94129	63,510

REDMILE CAPITAL OFFSHORE FUND II, LTD. c/o Redmile Group, LLC One Letterman Drive, Bldg. D, Suite D3-700 San Francisco, CA 94129	240,720

REDMILE SPECIAL OPPORTUNITIES FUND, LTD. c/o Redmile Group, LLC One Letterman Drive, Bldg. D, Suite D3-700 San Francisco, CA 94129	38,665

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD. c/o Sabby Management, LLC 10 Mountainview Road, suite 205 Upper Saddle River, NJ 07458	132,802

ADAGE CAPITAL PARTNERS, LP 200 Clarendon St. 52nd floor Boston, MA 02116	531,208

LOBSTERCREW & CO. FBO T. ROWE PRICE HEALTH SCIENCES FUND, INC. T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	508,922

MAC & CO. FBO TD MUTUTAL FUNDS - TD HEALTH SCIENCES FUND T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	27,038

SQUIDRIG & CO. FBO VALIC COMPANY I - HEALTH SCIENCES FUND T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	32,097
HORIZON BEACH & CO. FBO T. ROWE PRICE HEALTH SCIENCES PORTFOLIO T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	22,245

LAMPPOST & CO. FBO JOHN HANCOCK VARIABLE INSURANCE TRUST - HEALTH SCIENCES TRUST T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	15,532

ANNUITANT & CO. FBO JOHN HANCOCK FUNDS II - HEALTH SCIENCES FUND T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel	31,616

DEERFIELD SPECIAL SITUATIONS FUND, L.P. 780 3rd ave 37th Floor New York, NY 10017	184,594

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P. 780 3rd ave 37th Floor New York, NY 10017	147,410

DEERFIELD PRIVATE DESIGN FUND III, L.P. 780 3rd ave 37th Floor New York, NY 10017	531,208

BOOTH & CO FBO FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Fidelity Securities Fund: Fidelity OTC Portfolio Reference Account # 26-68304	700,821

MAG & CO FBO FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO Brown Brothers Harriman & Co. 525 Washington Blvd Jersey City NJ 07310 Attn: Michael Lerman 15th Floor Corporate Actions	537,368

BANGLE & CO FBO FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND State Street Bank & Trust PO Box 5756 Boston, Massachusetts 02206 Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund	89,832

ROCK SPRINGS CAPITAL MASTER FUND LP 650 South Exeter Street Suite 1070 Baltimore, MD 21202	132,802

WACHTER FAMILY TRUST c/o Main Street Advisors, Inc. 3110 Main Street, Suite #310 Santa Monica, CA 90405	63,081

ALEXANDRE COHEN 3110 Main Street Suite 310 Santa Monica, CA 90405	9,960

GREGORY D SNODGRASS & KATHLEEN M SNODGRASS TTEES OF THE GREGORY AND KATHLEEN SNODGRASS LIVING TRUST DTD 12/13/00. 2045 Tasso Street Palo Alto, CA 94301	3,320

STONINGTON COX 2240 Green St. Apt.3 San Francisco, CA 94123	3,320

CONSTANCE C COX TRUST DATED JUNE 28, 2000 AS AMENDED 2999 Pacific Ave., Apt 5 San Francisco, CA 94115	3,320

P. ANTHONY PRICE REVOCABLE TRUST, MAY 6, 2002 2999 Pacific Ave., Apt 5 San Francisco, CA 94115	3,320

KRISTEN AND JIM WELLS FAMILY TRUST 4115 Fair Oaks Ave Menlo Park, CA 94025	3,320

JOHANNES HULL 29 Dearborn Street San Francisco, CA 94110	3,320

MICHAEL CLARK 1096 Clarendon Ct Oakland, CA 94610	3,320

HERMAN ALCALDE 3733 Erris Ct South San Francisco, CA 94080	3,320

JOHN MCLAUGHLIN 265 Glen Way Incline Village, NV 89451		26,560

RIVERBEND RANCH PENSION TRUST 630 Smith Flat Rd. Angels Camp, CA 95222		9,960

ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST 76 De Bell Drive Atherton, CA 94027		3,320

VP COMPANY INVESTMENTS 2008, LLC c/o Latham & Watkins LLP 555 W. 5th Street Suite 800 Los Angeles, CA 90013		3,320

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE CHAGARIS STRATIGOS FAM REV TST 60 Joyce Road Hillsborough, CA 94010		3,320

JORDAN DUBNOW c/o Main Street Advisors, Inc. 3110 Main Street, Suite #310 Santa Monica, CA 90405		3,320

TOTAL:	3,569,606	7,321,003

*	Zygtech, LLC’s share count includes those shares that are expected to be repurchased immediately following the closing of the Series B round of financing.